 Exhibit 10.23
TWELFTH AMENDMENT TO LOAN AGREEMENT

THIS TWELFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of June 29, 2012, by and between WESTERN RESERVE BANCORP, INC., an Ohio corporation (the “Borrower”) and TCF NATIONAL BANK, a national banking association (the “Bank”).

RECITALS:
A.     The Borrower and the Bank are parties to a certain letter loan agreement dated as of May 5, 2003, as amended by a certain First Amendment to Loan Agreement dated as of March 31, 2005, as further amended by a certain Second Amendment to Loan Agreement dated as of June 30, 2005, as further amended by a certain Third Amendment to Loan Agreement dated as of July 20, 2006, as further amended by a certain letter agreement dated as of February 6, 2007, as further amended by a certain Fifth Amendment to Loan Agreement and Waiver dated as of June 21, 2007, as further amended by a certain Sixth Amendment to Loan Agreement dated September 28, 2007, as further amended by a certain Seventh Amendment to Loan Agreement dated July 18, 2008, as further amended by a certain Eighth Amendment to Loan Agreement dated June 19, 2009, as further amended by a certain Ninth Amendment to Loan Agreement and Waiver dated September 17, 2010, and as further amended by a certain Tenth Amendment to Loan Agreement and Waiver dated April 1, 2011, and as further amended by a certain Eleventh Amendment to Loan Agreement dated as of September 15, 2011 (as amended, the “Loan Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.     The Borrower has requested that the Bank modify the Loan Agreement for the purpose of extending the Maturity Date of the existing $2,000,000 revolving line of credit from July 1, 2012 to October 1, 2012, and the Bank is willing to do so upon the terms and subject to the conditions set forth herein.

C.     All said modifications shall be made upon the terms and subject to the conditions herein set forth.

AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Conditions Precedent.  The effectiveness of all of the amendments and agreements set forth in this Amendment are subject to condition precedent that the Bank shall have received all of the following items, each dated such date and in form and substance satisfactory to the Bank, and each duly executed by all appropriate parties:

(a)     This Amendment.

(b)     A certificate of the secretary or an assistant secretary of the Borrower, certifying: (i) the names of the officers of the Borrower authorized to sign this Amendment and the other documents delivered or to be delivered in connection herewith to which the Borrower is a party or by which it is bound, (ii) that, except as specifically certified in such certificate, the Articles of Incorporation and Bylaws of the Borrower have not been amended, modified, supplemented or restated since the date such documents were last certified to the Bank, and (iii) a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment and any other documents delivered or to be delivered in connection herewith to which the Borrower is a party or by which it is bound, together with all documents evidencing other necessary corporate action.

(c)     Such other documents or instruments as the Bank may reasonably require.

Section 2.     Amendment.  Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “July 1, 2012” and replacing it with a reference to “October 1, 2012”.

Section 3.     Representations; No Default.  The Borrower represents and warrants that: (a) the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute an Event of Default, or an event which with the giving of notice or passage of time or both would mature into an Event of Default (an “Unmatured Event of Default”), under the Loan Agreement or a default under any other agreement, instrument or indenture to which the Borrower is a party or a signatory, or any provision of the Borrower’s Articles of Incorporation or Bylaws or, to the best of the Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by the Borrower in connection herewith or the performance of obligations of the Borrower herein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank, (d) no events have taken place and no circumstances exist at the date hereof which would give the Borrower grounds to assert a defense, offset or counterclaim to the obligations of the Borrower under the Loan Agreement or any of the other Loan Documents (defined below), and (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which the Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes.

Section 4.     Reaffirmation of Pledge Agreement.  The Borrower hereby reaffirms that the unpaid balance of the Notes and all of the other obligations of the Borrower under the Loan Agreement are now and shall hereafter continue to be secured by, among other things, a first priority, perfected security interest in the “Collateral” described in that certain Pledge Agreement dated May 5, 2003 executed by the Borrower in favor of the Bank.  All of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such Pledge Agreement and any and all other documents and agreements entered into with respect to the obligations of the Borrower under the Loan Agreement (collectively, the “Loan Documents”) are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 5.     Affirmation, Further References. The Bank and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Loan Agreement and the Loan Documents are hereby amended and shall refer to the Loan Agreement and the Loan Documents, as amended by this Amendment.

Section 6.     Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7.     Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.     Successors.  This Amendment shall be binding upon the Borrower, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and to the respective successors and assigns of the Bank.

Section 9.     Costs and Expenses.  The Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 10.   Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.   Counterparts.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

Section 12.   Governing Law.  This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 13.   No Waiver.  Nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to Loan Agreement and Waiver to be executed as of the day and year first above written.

BORROWER:
WESTERN RESERVE BANCORP, INC.,
an Ohio corporation
By: /s/ Edward J. McKeon
  Printed Name: Edward J. McKeon
  Its: President

By: /s/ Cynthia A. Mahl
  Printed Name: Cynthia A. Mahl
  Its: Executive Vice President

BANK:
TCF NATIONAL BANK,
a national banking association
By: /s/ Jeffrey L. Moore
  Printed Name: Jeffrey L. Moore
  Its: Vice President

By: /s/ Robert A. Henry
  Printed Name: Robert A. Henry
  Its: Executive Vice President